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                                                                Exhibit 23.2(b)




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of FreeMarkets, Inc. of our report dated April 5, 2000 relating to the financial statements of iMark.com, Inc., which appears in the Current Report on Form 8-K/A of FreeMarkets Inc. dated March 24, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Pittsburgh, Pennsylvania
February 23, 2001